UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2014

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, Thomas J. Ikeler notified the board of directors of Resource Real Estate Opportunity REIT, Inc. (the “Company”) of his resignation as a member of the board of directors. Mr. Ikeler joined the board of directors in September 2009 and served as a member of the audit committee and the conflicts committee. Mr. Ikeler’s decision to resign was not the result of any disagreement with the Company.

On February 4, 2014, the board of directors appointed Andrew Ceitlin to serve as a member of the board of directors, effective as of February 5, 2014. Mr. Ceitlin will serve as a member of the audit committee and the conflicts committee. Mr. Ceitlin, 40, has served as the Vice President and Senior Corporate Counsel for Tishman Construction Corporation, an AECOM company, since June 2010. Prior to joining Tishman Construction Corporation, Mr. Ceitlin served as legal counsel for Bovis Lend Lease Holdings, Inc. from May 2007 to June 2010. Prior to joining Bovis Lend Lease Holdings, Inc., Mr. Ceitlin was an associate attorney at Peckar & Abramson, P.C., a law firm specializing in construction law. Mr. Ceitlin is a licensed member of the New York State Bar and has practiced law for over 13 years. He holds a bachelor’s degree in political science from The Ohio State University and a juris doctorate degree from New York Law School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: February 5, 2014	By:	/s/ Alan F. Feldman
Alan F. Feldman Chief Executive Officer (Principal Executive Officer)